UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2016

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive

San Jose, CA 95110

(Address of principal executive offices, including zip code)

(408) 441-0311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On April 1, 2016, Atmel Corporation (“Atmel”) held a special meeting of stockholders to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger, dated as of January 19, 2016 (the “Merger Agreement”), among Atmel, Microchip Technology Incorporated, a Delaware corporation (“Microchip”), and Hero Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Microchip (“Merger Sub”), pursuant to which Merger Sub would be merged with and into Atmel with Atmel surviving as an indirect wholly owned subsidiary of Microchip (the “Merger”); (2) a proposal to approve, on a non-binding, advisory basis, the compensation payments that will or may be made to Atmel’s named executive officers in connection with the Merger; and (3) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the special meeting to adopt the Merger Agreement.

As of February 23, 2016, which was the record date for the special meeting, 423,290,513 shares of Atmel’s common stock were issued and outstanding.  A quorum was present at the special meeting.

The proposals were approved by Atmel’s stockholders.  The results of the votes on the proposals were:

Voting Results for Special Meeting

Vote Item	For	Against	Abstain	Broker Non-Votes
1. Adoption of the Agreement and Plan of Merger	322,017,173	4,136,488	388,242	—

Vote Item	For	Against	Abstain	Broker Non-Votes
2. Approval of the proposal to approve, on a non-binding, advisory basis, the compensation payments that will or may be made to Atmel’s named executive officers in connection with the Merger	316,551,645	9,112,869	877,389	—

Vote Item	For	Against	Abstain	Broker Non-Votes
3. Approval of the proposal to adjourn the special meeting and solicit additional proxies if necessary or appropriate	300,900,373	24,865,258	776,272	—

Adjournment of the meeting was not necessary or appropriate because there were sufficient votes at the time of the special meeting to adopt the Merger Agreement.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2016	ATMEL CORPORATION

	By:	/s/ Steve Skaggs
Steve Skaggs
Senior Vice President and Chief Financial Officer

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